Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officers, who are the Chief Executive Officer and Chief Financial Officer of CIRCOR International, Inc. (the “Company”), each hereby certifies to the best of his knowledge, that the Company’s quarterly report on Form 10-Q to which this certification is attached (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Scott A. Buckhout	/s/ Chadi Chahine
Scott A. Buckhout	Chadi Chahine
President and Chief Executive Officer	Senior Vice President and Chief Financial Officer
Principal Executive Officer	Principal Financial Officer

May 14, 2019	May 14, 2019